For Immediate Release

February 18, 2025

Company Contact: Brent Maedl Director, Corporate Finance & Investor Relations brent.maedl@broadstone.com 585.382.8507

Broadstone Net Lease Provides Updates on Its Board of Directors

VICTOR, N.Y. – Broadstone Net Lease, Inc. (NYSE: BNL) (“Broadstone,” “BNL,” the “Company,” “we,” “our,” or “us”), today announced that its Board of Directors (the “Board”) has appointed Richard Imperiale, President and Chief Investment Officer of Uniplan Investment Counsel, Inc., and Joseph Saffire, the former Chief Executive Officer of Life Storage, Inc. and current director of Extra Space Storage Inc., to the Board.

“I am delighted to welcome Rick and Joe to BNL’s Board of Directors,” said John Moragne, the Company’s Chief Executive Officer and director. “They bring deep and impressive working knowledge of the REIT industry and related operational matters as well as strong foundations overseeing the growth of investment vehicles. We believe Rick’s extensive experience managing investments in alternative asset strategies, as well as his previous service as a director for multiple publicly traded REITs, will provide invaluable insight to the Board. Further, we believe the Board will benefit greatly from the insights and experience Joe acquired during his accomplished tenure as the Chief Executive Officer of a publicly traded REIT. Following the substantial completion of our recent clinical healthcare portfolio simplification efforts, the appointments of Rick and Joe represent the next step in the evolution of BNL’s board as we continue to implement our differentiated investment strategy built upon our core building blocks of growth.”

Mr. Imperiale is a founding member of Uniplan Investment Counsel, Inc., as well as the Chairman of its Investment Policy Committee, Chief Investment Officer, and an active member of its Compliance Committee. He has been the portfolio manager for the Uniplan REIT Strategy since its launch in 1988. Prior to founding Uniplan in 1984, Rick was a Corporate Credit Analyst with B.C. Ziegler and Company, as well as a Credit Analyst at First Wisconsin Bank (now U.S. Bank).

Mr. Saffire joined Life Storage, Inc. as its Chief Investment Officer in 2017 and served as the Chief Executive Officer and as a director for Life Storage from March 2019 through July 2023, when Life Storage was merged into Extra Space Storage Inc. Mr. Saffire joined the board of directors of Extra Space following the merger. Prior to joining Life Storage, Mr. Saffire served as the EVP & Head of Commercial Banking for First Niagara Bank, and the EVP & Head of Global Bank, EMEA for Wells Fargo Bank, as well as serving in numerous leadership positions for HSBC Bank.

The Company also announced today that Shekar Narasimhan and Denise Brooks-Williams have determined not to stand for re-election to the Board at the Company’s next annual meeting of stockholders, which the Company intends to hold in May 2025. Mr. Narasimhan has been a member of the Board since the Company’s inception in October 2007, served as the Chair of the Real Estate Investment Committee from 2020 until 2023, and currently serves as a member of the Nominating & Corporate Governance Committee. Ms. Brooks-Williams has been a member of the Board since May 2021 and currently serves as a member of the Nominating & Corporate Governance Committee.

“I am incredibly grateful for the contributions of Shekar and Denise,” said Laurie Hawkes, the Chairman of the Board. “Shekar has been a stalwart in the boardroom since BNL was formed. He has been a consistent and reliable presence and his efforts throughout his 17 years of service helped BNL grow and evolve from a small Rochester, New York-based company into a publicly traded REIT with properties across the nation. He played key roles with respect to BNL’s internalization of management in 2019, including serving on the Special Committee of the Board, which reviewed and negotiated the transaction, and serving as the Chair of the Real Estate Investment Committee, which oversaw management’s investment processes post-internalization. These efforts contributed to the transformation of BNL and helped enable our IPO in September 2020.”

“Over the last several years, Denise helped the Board and management navigate difficult conditions in the healthcare industry. She was instrumental as we developed and executed upon BNL’s healthcare portfolio simplification strategy, through which the Company significantly reduced investments in the clinically oriented healthcare space. With the substantial completion of our healthcare portfolio simplification strategy and Denise’s recent promotion to Executive Vice President and Chief Operating Officer of Henry Ford Health, overseeing all hospital and service operations for the 13-hospital health system comprising more than 550 sites of care, 50,000 team members and annual revenues of $12 billion, she felt the time was right for her to step down and focus on her new role. Both Shekar and Denise have contributed to BNL in countless ways and helped shape the Company into what BNL is today. We all thank Shekar and Denise for their years of service to the Company. The Board and management are focused on building upon their past contributions as we continue to grow long-term stockholder value.”

About Broadstone Net Lease, Inc.

BNL is an industrial-focused, diversified net lease REIT that invests in primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. Utilizing an investment strategy underpinned by strong fundamental credit analysis and prudent real estate underwriting, as of September 30, 2024, BNL’s diversified portfolio consisted of 773 individual net leased commercial properties with 766 properties located in 44 U.S. states and seven properties located in four Canadian provinces across the industrial, restaurant, retail, healthcare, and office property types.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “outlook,” “potential,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “expect,” “intends,” “anticipates,” “estimates,” “plans,” “would be,” “believes,” “continues,” or the negative version of these words or other comparable words. Forward-looking statements, including our 2024 guidance and assumptions, involve known and unknown risks and uncertainties, which may cause BNL’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to general economic conditions, including but not limited to increases in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, property investments and acquisitions, and the timing and uncertainty of completing these property investments and acquisitions, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in Item 1A “Risk Factors” of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 22, 2024, which you are encouraged to read, and will be available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.